SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED, OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A "U.S. PERSON" UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE. IN NO EVENT MAY SUCH SECURITIES BE SOLD, OFFERED OR TRANSFERRED IN THE UNITED STATES OR TO A "U.
S. PERSON" FOR A PERIOD OF FORTY (40) DAYS FROM THE DATE OF THIS CERTIFICATE.


No._________                                              $_____________________

                         FIRST SOUTH AFRICA CORP., LTD.

                  9% SENIOR SUBORDINATED CONVERTIBLE DEBENTURES

                                DUE JUNE 15, 2004


promises to pay to EP Opportunity Fund
or registered assigns the principal sum of Seven Hundred Thousand Dollars on June 15, 2004


The provisions set forth on Annex A
hereto are  incorporated  as if set
forth on the face hereof.


                                                  Interest Payment Dates:
                                                          June 15, September 15,
                                                          December 15, March 15.
                                                  Record Dates:
                                                          June 1, September 1,
                                                          December 1, March 1.
DATED:
Certificate of Authentication

This Security is one of the Securities
described in the within mentioned Indenture.

AMERICAN STOCK TRANSFER AND                       FIRST SOUTH AFRICA CORP., LTD.
   TRUST COMPANY, as Trustee


By:___________________________                    By:___________________________
     Authorized Signature


                                                  By:___________________________

                                     ANNEX A

        FIRST SOUTH AFRICA CORP., LTD.

9% SENIOR SUBORDINATED CONVERTIBLE DEBENTURES
DUE JUNE 15, 2004


        1. INTEREST. First South Africa, Corp., Ltd., a Bermuda corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest quarterly commencing June 15, 1997. Securities issued by the Company after April 17, 1997, the initial closing date (the "Initial Closing Date") will bear interest from the respective subsequent closing date, but in all other respects will be on the same terms and conditions as the other Securities issued pursuant to the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2. METHOD OF PAYMENT. The Company will pay interest on the Security (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date even though Securities are canceled after the record date and on or before the interest payment date. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company will pay interest by its check payable in such money mailed to the holder's registered address.

        3. PAYING AGENT, REGISTRAR AND CONVERSION AGENT. Initially, American Stock Transfer & Trust Company (the "Trustee") will act as Paying Agent,
Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to any Securityholder. The Company or any of its subsidiaries may act in such capacity.

        4. INDENTURE. The Company issued the Securities under an Indenture dated as of April 25, 1997, (the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture for a statement of them. The Securities are limited to the aggregate principal amount of $10,000,000.

        5. REDEMPTION. The Securities may be redeemed by the Company at any time or from time to time commencing June 15, 1999, at the Company's option, in whole or in part, upon not less than 30 nor more than 60 days' notice, mailed to the registered holders thereof at their last registered addresses, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest to the redemption date (and subject to the right of any record holder to receive the interest payable on the applicable Interest Payment Date that is on or prior to the redemption date). If redeemed during the periods indicated below, the applicable redemption percentage would be:

     FROM                        THROUGH                             PERCENTAGE
     ----                        -------                             ----------

June 15, 1999                June 14, 2000....                          109.0%
June 15, 2000                June 14, 2001...                           107.0%
June 15, 2001                June 14, 2002...                           105.0%
June 15, 2002                June 14, 2003...                           102.5%
June 15, 2003                June 15, 2004...                           100.0%

        The Company may not redeem the Securities prior to June 15, 1998. The Company may redeem the Securities after June 15, 1998 but prior to June 15, 1999 if the market price of the Common Stock on any 20 trading days during a period of 30 consecutive trading days shall have equaled or exceeded 150% of the then Conversion Price of the Securities. The applicable redemption percentage would be 109%.

        6. SELECTION AND NOTICE OF REDEMPTION. Notice of redemption will be mailed at least thirty (30) but not more than sixty (60) days before the redemption date to each holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the redemption date, interest ceases to accrue on Securities or portions thereof called for redemption.

        7. CONVERSION. A holder of a Security may convert it into Common Stock of the Company at any time, subject to prior redemption and compliance with the terms of the Indenture. If the Security is called for redemption, the holder may convert it at any time before the close of business on the fifth business day prior to the redemption date. The initial conversion price shall be equal to $6.00 per share of Common Stock, subject to adjustment in certain events. To determine the number of shares issuable upon conversion of a Security, divide the principal amount to be converted by the conversion price in effect on the conversion date and round the result to the nearest 1/100th of a Share. On conversion, no payment or adjustment for interest will be made. The Company will deliver a check for any fractional share.

        To convert a Security a holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, and (4) pay any transfer or similar tax if required. A holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000.

        The conversion price is subject to adjustment as set forth in the Indenture upon the occurrence of certain events, including: (i) the issuance of stock of the Company as a dividend or distribution on any shares of the Common Stock; (ii) subdivisions, combinations and certain reclassifications of the Common Stock; (iii) the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase Common Stock at less than the then current conversion price (as determined in the manner set forth in the Indenture); (iv) the distribution to all holders of Common Stock of any shares of capital stock of the Company (other than the Common Stock), evidences of indebtedness of the Company or other assets (including securities, but excluding any rights or warrants referred to above, excluding any dividend or distribution paid in cash out of earned surplus of the Company); (v) the distribution to all holders of Common Stock of cash in the aggregate amount of such cash distribution; (vi) the issuance of shares of Common Stock for less consideration than the then current conversion price; and (vii) the issuance of securities convertible into or exchangeable for shares of Common Stock (other than pursuant to transactions described above and with certain exceptions) for a consideration per share of Common Stock deliverable on such conversion or exchange that is less than the then current conversion price of the Common Stock on the date of issuance of such security.

        No adjustment in the conversion price will be required unless such adjustment would require a change of at least 1% in the price then in effect; but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

        The Company from time to time may voluntarily reduce the conversion price for a period of time, provided that the conversion price is not less than the par value of a share of Common Stock.

        If the Company consolidates or merges into or sells, leases, transfers or otherwise disposes of all or substantially all of its assets, the Securities will become convertible into the kind and amount of Securities, cash or other assets which the holders of the Securities would have owned immediately after the transaction if the holders had converted the Securities immediately before the effective date of the transaction at the conversion price in effect immediately prior to such effective date.

        8. SINKING FUND. The Securities will be redeemable through the operation of a mandatory sinking fund in two equal installments totaling 67% of the issue on June 15, 2002 and June 15, 2003, with the balance of the issue being retired at maturity on June 15, 2004. Sinking fund redemptions shall be made upon not less than 30 days' notice mailed to each holder of the Securities to be redeemed at the holder's registered address, at a sinking fund redemption price equal to the then redemption price plus accrued and unpaid interest to the date fixed for redemption (subject to the right of holders of record on the relevant record date to receive interest due on an Interest Payment Date that is prior to the date fixed for redemption). Prior to June 15 of each of the years 2002 and 2003, the Company will pay to the Trustee, for a sinking fund payment, cash sufficient to redeem on such date fixed for redemption, 33.5% of the aggregate principal amount of the issued Securities, provided that Securities converted pursuant to the Indenture or reacquired or redeemed by the Company (other than Securities redeemed through the sinking fund) may be used, at the principal amount thereof, to reduce the amount of any sinking fund payment. Cash payments for the sinking fund are to be applied to redeem Securities.

        9. SUBORDINATION. The Securities are subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture). To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination and authorizes the Trustee to give it effect. The indebtedness evidenced by the Securities shall rank senior to all indebtedness evidenced by securities of the Company issued by the Company after the date of the Indenture, any other evidence of Indebtedness of the Company except as expressly provided for in the Indenture, and the Capital Stock of the Company, including any rights or warrants entitling holders thereof to subscribe for or purchase shares of Capital Stock of the Company or any securities convertible into or exchangeable for shares of Capital Stock of the Company issued by the Company after the date of the Indenture.

        10. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security or portion of a Security selected for redemption, or transfer or exchange any

Security for a period of 15 days before a selection of Securities to be redeemed.

        11. PERSONS DEEMED OWNERS. The registered holder of a Security may be treated as the owner of it for all purposes.

        12. UNCLAIMED MONEY. If money for the payment of principal, premium, if any, or interest on the Securities remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, holders entitled to any of such money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

        13. AMENDMENT, SUPPLEMENT, WAIVER. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the outstanding Securities and any past default or compliance with any provision may be waived with the consent of the holders of a majority in principal amount of the outstanding Securities. Without the consent of any Securityholder, the Company may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, omission, defect or inconsistency or to provide for uncertificated Securities in addition to certificated Securities or to make any change that does not adversely affect the rights of any Securityholder.

        14. SUCCESSOR CORPORATION. When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture and if immediately thereafter no Default or Event of Default exists, the predecessor corporation will be released from those obligations.

        15. DEFAULTS AND REMEDIES. An Event of Default is:

                        (i) failure of the Company to pay interest on any Security for 10 days, (ii) failure of the Company to pay any principal installment when due and payable for a period of 10 days, (iii) default in the deposit of any sinking fund payment when and as due which continues for a period of ten days, (iv) failure by the Company for 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of 25% in principal amount of the outstanding Securities, to comply with any of its other agreements and covenants in the Indenture and the Securities; (v) certain defaults under and accelerations prior to maturity of other indebtedness; (vi) certain events of bankruptcy, insolvency or reorganization, and (vii) suspension or termination of the Company's reporting obligations pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended.

        The Indenture provides that the Trustee will, within 30 days after the occurrence of a Default, give the Securityholders notice of all uncured Defaults known to it (the term "Default" to include the events specified above, without grace or notice), provided that, except in the case of default in the payment of principal of or interest on any of the Securities, or failure to make a required sinking fund deposit or a redemption payment pursuant to Article III of the Indenture, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Securityholders.

        In case an Event of Default occurs and is continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities then outstanding, by notice in writing to the Company (and to the Trustee if given by the Securityholders), may declare to be due and payable the principal amount of the Securities then outstanding plus accrued interest to the date of acceleration, and upon any such declaration the same shall become and shall be immediately due and payable. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities.

        Such declaration may be rescinded by holders of a majority in principal amount of outstanding Securities if all existing Events of Default have been cured and waived (except nonpayment of principal or interest on Securities then outstanding that has become due solely because of the acceleration) and if the rescission would not conflict with any judgment or decree.

        Defaults (except, unless theretofore cured, a default in payment of principal of or interest on the Securities or a default with respect to a provision which cannot be modified under the terms of the Indenture without the consent of each Security affected) may be waived by the holders of a majority in principal amount of outstanding Securities upon the conditions provided in the Indenture.

        Upon the occurrence of an Event of Default, the holders of a majority in principal amount of the outstanding Securities may select a person to serve as director of the Company until the Event of Default is cured.

        The Indenture requires the Company to file periodic reports with the Trustee as to the absence of defaults.

        16. DISCHARGE OF INDENTURE. The Indenture will be discharged and canceled, except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities or upon the irrevocable deposit with the Trustee or Paying Agent of money sufficient for such payment or redemption.

        17. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

        18. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

        19. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        20. ABBREVIATIONS. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), J TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/MA (= Uniform Gifts to Minors Act).

        The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Requests may be made to: President, First South Africa Corp., Ltd., c/o First South Africa Management Corp., 2665 South Bayshore, Suite 702, Coconut Grove, Florida 33133.

                                 ASSIGNMENT FORM

               If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:

               I or we assign and transfer this Security to




             (Insert assignee's social security or tax I.D. number)






              (Print or type assignee's name, address and zip code)

and irrevocably appoint



agent to transfer this Security on the books of Travel Ports of America, Inc. The agent may substitute another to act for him.


Date:  _____________  Your Signature:  __________________________
(SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THIS
SECURITY).


Signature Guarantee:*____________________________________________







- --------
* Needed only if the stock certificate is to be registered in a name other than that of the record holder.

                                CONVERSION NOTICE

        To convert this Security into Common Stock of First South Africa Corp., Ltd., check the line below:

                                     ______

        To convert only part of this Security, state the principal amount to be converted:

                               $__________________

If you want the stock certificate made out in another person's name, fill in the form below:

(Insert other person's soc. sec. or tax I.D. no.)








(Print or type other person's name, address and zip code).


Date:  _____________  Your Signature:  __________________________
(SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THIS
SECURITY).

Signature Guarantee:*____________________________________________





- --------
* Needed only if the stock certificate is to be registered in a name other than that of the record holder.